Exhibit 99.1

CVR Energy Reports First Quarter 2019 Results
And Announces Cash Dividend of 75 Cents

SUGAR LAND, Texas (April 24, 2019) – CVR Energy, Inc. (NYSE: CVI) today announced net income of $101 million, or $1.00 per diluted share, on net sales of $1,486 million for the first quarter of 2019, compared to net income of $60 million, or 69 cents per diluted share, on net sales of $1,537 million for the first quarter of 2018. First quarter 2019 EBITDA was $230 million, compared to first quarter 2018 EBITDA of $205 million.

“CVR Energy reported solid results for the first quarter 2019, driven by safe and reliable operations, wide Brent-WTI differentials, rising crude oil prices, hedging gains and lagging crude oil differentials,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “The Wynnewood refinery also completed its planned maintenance turnaround safely, on time and under budget. In addition, the BenFree repositioning project was completed during the turnaround and is now in service.

“Weather conditions continued to impact CVR Partners’ quarterly results by delaying the start of the spring fertilizer application,” Lamp said. “However, the spring fertilizer application is now in full swing and we have seen strong demand during the past few weeks. We also expect several million additional acres of corn to be planted this year.”

Petroleum

The petroleum segment reported first quarter 2019 operating income of $156 million on net sales of $1,397 million, compared to operating income of $143 million on net sales of $1,458 million in the first quarter of 2018.

Refining margin per total throughput barrel was $16.55 in the first quarter of 2019, compared to $17.58 during the same period in 2018. An increase in crude oil pricing during the quarter led to a favorable inventory valuation impact of $32 million, or $1.67 per total throughout barrel, compared to a favorable impact of $20 million, or $1.17 per total throughput barrel, in the first quarter of 2018. The petroleum segment also recognized a first quarter 2019 derivative gain of $16 million, or $0.84 per total throughput barrel, compared to a gain of $59 million, or $3.48 per total throughput barrel, for the prior year period. Included in the total derivative gain for the first quarter of 2019 was an unrealized loss of $7 million, compared to an unrealized gain of $46 million a year earlier.

First quarter 2019 combined total throughput was approximately 213,000 barrels per day (bpd), compared to approximately 190,000 bpd of combined total throughput for the first quarter of 2018.

Nitrogen Fertilizers

The nitrogen fertilizer segment reported operating income of $9 million on net sales of $92 million for the first quarter of 2019, compared to an operating loss of $3 million on net sales of $80 million for the first quarter of 2018.

For the first quarter of 2019, CVR Partners’ consolidated average realized gate prices for UAN improved significantly over the prior year, up 45 percent to $222 per ton, while ammonia was up 14 percent over the prior year to $367 per ton. Average realized gate prices for UAN and ammonia were $153 per ton and $322 per ton, respectively, for the first quarter 2018.

CVR Partners’ fertilizer facilities produced a combined 179,000 tons of ammonia during the first quarter 2019, of which 41,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 335,000 tons of urea ammonium nitrate (UAN). During the first quarter 2018, the fertilizer facilities produced 199,000 tons of ammonia, of which

59,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 339,000 tons of UAN.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $467 million at March 31, 2019. Consolidated total debt was $1,191 million at March 31, 2019, with no debt other than the Company’s segments’ debt.

CVR Energy also announced a first quarter 2019 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on May 13, 2019, to stockholders of record on May 6, 2019. The annualized dividend of $3.00 per share represents an industry leading dividend yield of 7 percent based on the April 23 closing stock price.

Today, CVR Partners announced that the Board of Directors of its general partner declared a first quarter 2019 cash distribution of 7 cents per common unit, which will be paid on May 13, 2019, to common unitholders of record on May 6, 2019.

First Quarter 2019 Earnings Conference Call

CVR Energy previously announced that it will host its first quarter 2019 Earnings Conference Call on Thursday, April 25, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The first quarter 2019 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/m6/p/eayyvpao. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13689665.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: crude oil prices and differentials; crack spreads; timing of the spring planting season and demand relating thereto; corn planting; distributions including the amount and timing thereof; refinery throughput, direct operating expenses, capital spending, depreciation and amortization, turnaround expense and continued safe and reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; the ability of CVR Refining and CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

Effective January 1, 2019, the Company revised its accounting policy method for the costs of planned major maintenance activities (turnarounds) specific to the Petroleum Segment from being expensed as incurred (the direct expensing method) to the deferral method. As a result of this change in accounting policy, the non-GAAP measures of Adjusted EBITDA, Petroleum Adjusted EBITDA, Nitrogen Fertilizer Adjusted EBITDA, Adjusted Net Income (Loss) and Direct Operating Expenses per Total Throughput Barrel net of Turnaround Expense are no longer being presented.

The following are non-GAAP measures that continue to be presented for the period ended March 31, 2019:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization expense.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Refining Margin, excluding Inventory Valuation Impacts - Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recognized in prior periods. We record our commodity inventories on the first-in-first-out (FIFO) basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on our refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.

Refining Margin and Refining Margin, excluding Inventory Valuation Impacts, per Total Throughput Barrel - Refining Margin, adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recognized in prior periods, divided by the total throughput barrels during period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly-traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Energy, Inc.
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended March 31,
(in millions, except per share data)	2019	2018
Consolidated Statement of Operations Data
Net sales	$1,486	$1,537
Operating costs and expenses:
Cost of materials and other (exclusive of depreciation and amortization)	1,101	1,180
Direct operating expenses (exclusive of depreciation and amortization)	126	130
Depreciation and amortization	65	64
Cost of sales	1,292	1,374
Selling, general and administrative expenses	30	24
Depreciation and amortization	2	3
Loss on asset disposals	2	—
Operating income	160	136
Other income (expense):
Interest expense, net	(26)	(27)
Other income, net	3	2
Income before income tax expense	137	111
Income tax expense	35	18
Net income	102	93
Less: Net income attributable to noncontrolling interest	1	33
Net income attributable to CVR Energy stockholders	$101	$60

Basic and diluted earnings per share	$1.00	$0.69
Dividends declared per share	$0.75	$0.50

EBITDA*	$230	$205

Weighted-average common shares outstanding - basic and diluted	100.5	86.8

* See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$467	$668
Working capital	545	797
Total assets	3,874	4,000
Total debt	1,191	1,167
Total liabilities	2,216	2,057
Total CVR stockholders’ equity	1,343	1,286

Selected Cash Flow Data

	Three Months Ended March 31,
(in millions)	2019	2018
Net cash flow provided by (used in):
Operating activities	$228	$26
Investing activities	(42)	(21)
Financing activities	(387)	(67)
Net decrease in cash and cash equivalents	$(201)	$(62)

Selected Segment Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended March 31, 2019
Net sales	$1,397	$92	$1,486
Operating income	156	9	160
Net income (loss)	149	(6)	102
EBITDA*	209	26	230

Capital expenditures
Maintenance capital expenditures	$23	$3	$26
Growth capital expenditures	3	—	3
Total capital expenditures	$26	$3	$29

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
Three Months Ended March 31, 2018
Net sales	$1,458	$80	$1,537
Operating income (loss)	143	(3)	136
Net income (loss)	133	(19)	93
EBITDA*	192	13	205

Capital expenditures
Maintenance capital expenditures	$12	$2	$15
Growth capital expenditures	4	1	5
Total capital expenditures	$16	$3	$20

* See “Non-GAAP Reconciliations” section below.

Selected Balance Sheet Data

(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated
March 31, 2019
Cash and cash equivalents	$314	$97	$467
Total assets	2,714	1,247	3,874
Total debt	561	630	1,191

December 31, 2018
Cash and cash equivalents	$353	$62	$668
Total assets	2,452	1,254	4,000
Total debt	497	629	1,167

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended March 31,
	2019	2018
Refining margin*	$16.55	$17.58
Refining margin, excluding inventory valuation impacts *	14.88	16.41
Direct operating expenses *	4.75	5.39

* See “Non-GAAP Reconciliations” section below.

Throughput Data by Refinery

	Three Months Ended March 31,
(in bpd)	2019	2018
Coffeyville
Regional crude	41,591	29,698
WTI	67,016	50,829
Midland WTI	12,702	—
Condensate	5,293	17,714
Heavy Canadian	7,563	490
Other feedstocks and blendstocks	9,293	6,134
Wynnewood
Regional crude	44,363	48,520
WTI	—	6,947
Midland WTI	12,507	19,153
Condensate	7,754	4,349
Other feedstocks and blendstocks	4,725	5,764
Total throughput	212,807	189,598

Production Data by Refinery

	Three Months Ended March 31,
(in bpd)	2019	2018
Coffeyville
Gasoline	73,856	49,222
Distillate	59,529	44,245
Other liquid products	6,473	8,588
Solids	4,970	4,244
Wynnewood
Gasoline	34,312	43,595
Distillate	27,356	34,620
Other liquid products	6,123	4,510
Solids	28	54
Total production	212,647	189,078

Liquid volume yield (as % of total throughput)	97.6%	97.5%

	Three Months Ended March 31,
	2019	2018
Market Indicators (dollars per barrel)
West Texas Intermediate (WTI) NYMEX	$54.90	$62.89
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.94	1.43
WTI less WCS (heavy sour)	10.51	25.74
WTI less condensate	1.17	0.38
Midland Cushing Differential	1.18	0.38
NYMEX Crack Spreads:
Gasoline	11.75	15.35
Heating Oil	26.38	20.46
NYMEX 2-1-1 Crack Spread	19.07	17.91
PADD II Group 3 Basis:
Gasoline	(2.05)	(1.87)
Ultra Low Sulfur Diesel	(1.56)	(0.61)
PADD II Group 3 Product Crack Spread:
Gasoline	9.70	13.48
Ultra Low Sulfur Diesel	24.82	19.85
PADD II Group 3 2-1-1	17.26	16.67

Q2 2019 Petroleum Segment Outlook

The table below summarizes our outlook for certain refining statistics and financial information for the second quarter of 2019. See “forward looking statements.”

	Q2 2019
	Low	High
Refinery Statistics:
Total throughput (bpd)	217,000	227,000

Direct operating expenses (1) (in millions)	$85	$95

Total capital spending (in millions)	$35	$40

(1) Direct operating expenses are shown exclusive of depreciation and amortization and turnaround expenses.

Nitrogen Fertilizer Segment:

Key Operating Data:

Ammonia Utilization Rates (1)

	Two Years Ended March 31,
(percent of capacity utilization)	2019	2018
Consolidated	92%	94%
Coffeyville	94%	94%
East Dubuque	91%	95%

(1)
Reflects ammonia utilization rates on a consolidated basis and at each of the Nitrogen Fertilizer facilities. Utilization is an important measure used by management to assess operational output at each of the facilities. Utilization is calculated as actual tons produced divided by capacity. The Nitrogen Fertilizer Segment presents utilization on a two-year rolling average to take into account the impact of current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With the Nitrogen Fertilizer Segments’ efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well the facilities operate.

Sales and Production Data

	Three Months Ended March 31,
	2019	2018
Consolidated sales (thousand tons):
Ammonia	36	36
UAN	288	345

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$367	$322
UAN	$222	$153

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	179	199
Ammonia (net available for sale) (2)	41	59
UAN	335	339

Feedstock:
Petroleum coke used in production (thousand tons)	132	118
Petroleum coke used in production (dollars per ton)	$38	$18
Natural gas used in production (thousands of MMBtus)(3)	1,440	1,850
Natural gas used in production (dollars per MMBtu)(3)	$3.83	$3.24
Natural gas in cost of materials and other (thousands of MMBtus)(3)	1,008	1,258
Natural gas in cost of materials and other (dollars per MMBtu)(3)	$3.87	$3.48

(2)
Product pricing at gate represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(4)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2019	2018
Ammonia — Southern Plains (dollars per ton)	$427	$382
Ammonia — Corn belt (dollars per ton)	497	427
UAN — Corn belt (dollars per ton)	229	210

Natural gas NYMEX (dollars per MMBtu)	$2.88	$2.85

Non-GAAP Reconciliations:

Reconciliation of Consolidated Net Income to EBITDA

	Three Months Ended March 31,
(in millions)	2019	2018
Net income	$102	$93
Add:
Interest expense, net	26	27
Income tax expense	35	18
Depreciation and amortization	67	67
EBITDA	$230	$205

Reconciliation of Petroleum Net Income to Petroleum EBITDA

	Three Months Ended March 31,
(in millions)	2019	2018
Petroleum net income	$149	$133
Add:
Interest expense, net	11	11
Depreciation and amortization	49	48
Petroleum EBITDA	$209	$192

Reconciliation of Petroleum Gross Profit to Refining Margin

	Three Months Ended March 31,
(in millions)	2019	2018
Net sales	$1,397	$1,458
Cost of materials and other	1,080	1,158
Direct operating expenses (exclusive of depreciation and amortization)	91	92
Depreciation and amortization	49	48
Gross profit	177	160
Add:
Direct operating expenses (exclusive of depreciation and amortization)	91	92
Depreciation and amortization	49	48
Refining margin	$317	$300

Exclude: (favorable) unfavorable inventory valuation impacts	(32)	(20)
Refining margin, excluding inventory valuation impacts	$285	$280

Reconciliation of Refining Margin and Refining Margin, excluding Inventory Valuation Impacts, per Total Throughput Barrel

	Three Months Ended March 31,
	2019	2018
Total throughput barrels per day	212,806	189,598
Days in the period	90	90
Total throughput barrels	19,152,540	17,063,820

	Three Months Ended March 31,
(in millions, except for per throughput barrel data)	2019	2018
Refining margin	$317	$300
Divided by: total throughput barrels	19	17
Refining margin per total throughput barrel	$16.55	$17.58

	Three Months Ended March 31,
(in millions, except for per throughput barrel data)	2019	2018
Refining margin, excluding inventory valuation impacts	$285	$280
Divided by: total throughput barrels	19	17
Refining margin, excluding inventory valuation impacts, per total throughput barrel	$14.88	$16.41

Reconciliation of Petroleum Direct Operating Expenses to Direct Operating Expenses per Total Throughput Barrel

	Three Months Ended March 31,
(in millions, except for per throughput barrel data)	2019	2018
Direct operating expenses (exclusive of depreciation and amortization)	$91	$92
Divided by: total throughput barrels	19	17
Direct operating expense per total throughput barrel	$4.75	$5.39

Reconciliation of Nitrogen Fertilizer Net Loss to Nitrogen Fertilizer EBITDA

	Three Months Ended March 31,
(in millions)	2019	2018
Nitrogen Fertilizer net loss	$(6)	$(19)
Add:
Interest expense, net	16	16
Depreciation and amortization	16	16
Nitrogen Fertilizer EBITDA	$26	$13